Exhibit 99.1

Contact:	Chuck Jones
770-752-3594, office
770-289-0894, cell
chuck.jones@choicepoint.com

Release No.:	06-020

ChoicePoint® Announces Intent to Divest Businesses;

Provides New Segment Reporting Structure

ALPHARETTA, Ga. – July 10, 2006 – ChoicePoint (NYSE: CPS) today announced its intent to divest various businesses resulting from its company-wide strategic review. The previously disclosed review process resulted in the company adopting a new strategic focus on helping customers manage economic or physical risks, as well as the decision to divest businesses that either do not fit within the new strategic direction or are unlikely to gain critical mass in the marketplace under ChoicePoint’s ownership. This process is ongoing and is expected to continue throughout 2006. Included in the announced divestiture plan are ChoicePoint’s direct marketing, forensic DNA and shareholder services businesses.

“Our company, technology and the needs of our customers have changed tremendously since we became a public company in 1997,” said company Chairman and Chief Executive Officer Derek V. Smith. “Over time, we have transformed our company from a labor-intensive data business to a provider of information-based technology tools that help customers make decisions. Going forward, we will focus on products and services that help customers manage the decision process to reduce economic and physical risks.

“These changes will focus our resources and energies on those businesses that we believe have the greatest growth potential and leverage our core competencies,” Smith said. “We also believe this sharper focus will allow us to strengthen our relationships with customers and enhance shareholder value.”

The individual businesses designated for divestiture are:

•	ChoicePoint Precision Marketing, with 671 employees in Peoria, Ill.; El Paso, Texas; Las Cruces, N.M.; Pensacola, Fla.; Andover, Mass.; Alpharetta, Ga.; and Durham, N.C.;

•	The Bode Technology Group, with 94 employees in Springfield, Va.; and

•	EquiSearch, with 38 employees in White Plains, N.Y.

ChoicePoint intends to continue normal operations at the affected businesses until they are sold. Outside advisors have been retained to assist in the sale of the businesses, the proceeds of which are expected to be used to repurchase company stock and for general corporate purposes. The company did not provide a deadline for completing these divestitures.

Segment Realignment:

To reflect how the ChoicePoint businesses will operate under its new strategic focus, the company will revise the segments in which it reports its financial results.

The three businesses slated for divestiture will be reported as discontinued operations beginning in the second quarter of 2006 – eliminating the reporting of the Marketing Services segment, and removing EquiSearch from the Business Services segment and Bode from the Government Services segment.

Additionally, the current Business Services segment will be divided into two new segments: the Screening and Authentication Services segment and the Financial and Professional Services segment. The Screening and Authentication Services segment will consist of the company’s pre-employment, tenant and vendor screening services, as well as associated authentication and credentialing businesses. The Financial and Professional Services segment will include the company’s businesses involved in the sale of public information to the banking, mortgage and professional services markets.

The new segment presentation for 2005 and for the first quarter of 2006 are shown in the exhibit to this release. Additional historical results using the new segment structure will be available July 11, 2006, on the company’s Web site at www.choicepoint.com.

Based on these reporting changes and recent trends, ChoicePoint expects internal revenue (core revenue less revenue from acquisitions) growth from continuing operations for the second quarter of 2006 to be modestly higher than the first quarter of 2006 and in the mid-single digit range. Operating margins from continuing operations for the quarter are projected to be in the 26 percent to 27 percent range, excluding the impact of stock option expense, ongoing legal expenses related to the fraudulent data access and operating charges related to the company’s centralization of functions and consolidation of certain technology platforms. Operating margins including these expenses are projected to be approximately 24 percent. The financial records for the second quarter are not yet finalized. Second quarter financial results will be finalized and disclosed on July 20, 2006, in connection with the second quarter earnings release. The company did not repurchase any of its stock during the quarter, pending the announcement of these actions resulting from its strategic review.

ChoicePoint will release its second quarter 2006 results, discuss business trends and provide its full-year outlook on Thursday, July 20, 2006, before the market opens.

Following the earnings announcement, a live Web cast of a conference call with ChoicePoint management will be broadcast at 8:30 a.m. EDT. The Web cast can be accessed at www.choicepoint.com and will be available for Web replay at the same address.

About ChoicePoint

ChoicePoint (NYSE: CPS) helps businesses, government agencies and nonprofit organizations make better decisions through information and technology solutions. Each year, ChoicePoint helps more than six million people get the jobs they deserve and more than 100 million people get fairly priced home and auto insurance. Small businesses can obtain affordable commercial insurance because of our products. Businesses cut costs through our authentication and anti-fraud tools. Government agencies use our data and technology to fulfill their missions in all parts of the world. Visit www.choicepoint.com for more information.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” “we expect,” “we believe” or similar expressions are intended to identify forward-looking statements. These statements include, among others, statements regarding plans to divest certain businesses and certain expected financial results for the 2006 second quarter. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the company’s ability to successfully identify purchasers for the businesses to be divested and to negotiate and consummate such dispositions, the satisfaction of conditions, including for example third party consents and regulatory approvals, to such dispositions, the results of our ongoing review of fraudulent data access and other events, the impact of our decision to divest certain businesses, the results of our re-credentialing of customer accounts, the results of any litigation or government proceedings, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply, maintaining secure systems including personal privacy systems, ability to minimize system interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the direct marketing and public filings markets, privacy matters and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

ChoicePoint Inc.

2005 Segment Results - Continuing Operations

(Dollars in thousands)	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Total 2005
Revenue
Insurance Services	$99,727	$102,097	$106,042	$99,623	$407,489
Screening and Authentication Services	55,552	61,346	63,687	61,469	242,054
Financial and Professional Services	36,333	33,486	32,248	28,503	130,570
Government Services	31,080	29,981	35,326	32,971	129,358
Royalty	797	526	954	121	2,398

Total Revenue	$223,489	$227,436	$238,257	$222,687	$911,869

Operating Income
Insurance Services	$54,262	$55,266	$57,981	$54,123	$221,632
Screening and Authentication Services	11,192	14,476	16,415	16,897	58,980
Financial and Professional Services	9,863	6,223	5,074	2,651	23,811
Government Services	5,363	2,208	6,487	5,268	19,326
Royalty	770	325	506	121	1,722
Corporate & Shared Expenses (b)	(19,722)	(18,183)	(20,685)	(17,633)	(76,223)

Operating Income before other charges	61,728	60,315	65,778	61,427	249,248

Other operating charges (a)	(5,412)	(6,040)	(4,006)	(13,315)	(28,773)

Operating Income	$56,316	$54,275	$61,772	$48,112	$220,475

Core Revenue Growth Rates
Insurance Services	15.0%	15.8%	16.7%	14.5%	15.5%
Screening and Authentication Services	19.7%	15.0%	12.5%	9.1%	13.8%
Financial and Professional Services	39.3%	5.5%	-4.9%	-13.6%	4.7%
Government Services	121.8%	52.4%	89.2%	81.5%	83.4%

Total operations	28.1%	17.1%	18.3%	14.1%	19.2%

Internal Revenue Growth Rates
Insurance Services	11.8%	12.7%	12.4%	13.1%	12.6%
Screening and Authentication Services	12.2%	11.5%	12.5%	9.1%	11.3%
Financial and Professional Services	-1.4%	-6.0%	-4.9%	-13.6%	-6.8%
Government Services	0.4%	-7.4%	12.5%	3.3%	2.2%

Total operations	8.8%	6.8%	9.3%	6.2%	7.8%

Operating Profit Margins
Insurance Services	54.4%	54.1%	54.7%	54.3%	54.4%
Screening and Authentication Services	20.1%	23.6%	25.8%	27.5%	24.4%
Financial and Professional Services	27.1%	18.6%	15.7%	9.3%	18.2%
Government Services	17.3%	7.4%	18.4%	16.0%	14.9%

Operating income before other operating charges as a percentage of total revenue (a)	27.6%	26.5%	27.6%	27.6%	27.3%

Operating income as a percentage of total revenue	25.2%	23.9%	25.9%	21.6%	24.2%

ChoicePoint Inc.

2006 Segment Results - Continuing Operations

(Dollars in thousands)	Q1 2006
Revenue
Insurance Services	$113,389
Screening and Authentication Services	61,845
Financial and Professional Services	29,381
Government Services	31,375

Total Revenue	$235,990

Operating Income
Insurance Services	$60,628
Screening and Authentication Services	14,238
Financial and Professional Services	2,169
Government Services	3,834
Corporate & Shared Expenses (b)	(16,521)

Operating Income before other expenses	64,348
Other expenses (a):
Accelerated depreciation	(5,463)
Stock option expense	(3,237)
Other operating charges	(5,987)

Operating Income	$49,661

Core Revenue Growth Rates
Insurance Services	13.7%
Screening and Authentication Services	11.3%
Financial and Professional Services	-19.1%
Government Services	0.9%

Total operations	5.6%

Internal Revenue Growth Rates
Insurance Services	12.6%
Screening and Authentication Services	11.1%
Financial and Professional Services	-19.1%
Government Services	-2.4%

Total operations	4.6%

Operating Profit Margins
Insurance Services	53.5%
Screening and Authentication Services	23.0%
Financial and Professional Services	7.4%
Government Services	12.2%

Operating income before other operating charges as a percentage of total revenue (a)	27.3%

Operating income as a percentage of total revenue	21.0%

(a)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results.
(b)	Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.

ChoicePoint Inc.

2005 Segment Results - Discontinued Operations

(Dollars in thousands)	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Total 2005
Revenue
Marketing Services	$23,099	$23,018	$23,138	$22,274	$91,529
Bode	4,213	6,960	4,222	3,496	18,891
EquiSearch	1,938	2,004	1,644	1,982	7,568

Service Revenue	29,250	31,982	29,004	27,752	117,988
Reimbursable Expenses per EITF 01-14	6,543	6,623	7,480	7,411	28,057

Total Revenue	$35,793	$38,605	$36,484	$35,163	$146,045

Operating Income
Marketing Services	$4,257	$3,661	$3,840	$4,141	$15,899
Bode	102	852	(462)	(445)	47
EquiSearch	413	65	(173)	419	724

Operating Income	$4,772	$4,578	$3,205	$4,115	$16,670

ChoicePoint Inc.

2006 Segment Results - Discontinued Operations

(Dollars in thousands)	Q1 2006
Revenue
Marketing Services	$21,876
Bode	3,026
EquiSearch	2,252

Service Revenue	27,154
Reimbursable Expenses per EITF 01-14	6,726

Total Revenue	$33,880

Operating Income
Marketing Services	$4,002
Bode	(961)
EquiSearch	651

Operating Income before other expenses	3,692
Other expenses (a):
Stock option expense	(300)

Operating Income	$3,392

(a)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results.

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